UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2014

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Principal Financial Group, Inc. (“we,” “us,” “our,” the “Company,” or “Principal Financial Group”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the 2014 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to shareholders on May 16, 2014.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The following supplemental disclosure concerns the recommendation of the Board that the shareholders of the Company approve the Principal Financial Group, Inc. 2014 Stock Incentive Plan pursuant to Proposal Three in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s shareholders under the applicable proxy disclosure rules.

Supplemental Disclosure Concerning Proposal Three: Approval of the Principal Financial Group, Inc. 2014 Stock Incentive Plan

As described in the Proxy Statement, the Principal Financial Group, Inc. 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) is designed to promote the interests of the Company and our shareholders. We believe that having a significant portion of our executives’ compensation in stock incentivizes them to perform at the highest level and contribute significantly to the Company’s long term success by aligning the interests of the executives to the Company and our shareholders. The Company believes that the ability to provide equity-based incentives will continue to attract and retain individuals in the labor markets in which we compete for talent. The 2014 Stock Incentive Plan, if approved by our shareholders, will replace the Principal Financial Group Amended and Restated 2010 Stock Incentive Plan (“2010 Stock Incentive Plan”). The 2010 Stock Plan (which restated a plan adopted in 2005) had a ten-year term expiring in May 2015; the 2014 Stock Incentive Plan will replace the 2010 Stock Incentive Plan, providing the Human Resources Committee (the "Committee") with the ability to continue to use equity awards to accomplish the goals mentioned above. As of March 31, 2014, 5,029,665 shares of common stock remained available for issuance under the 2010 Stock Incentive Plan. Thus the 2014 Stock Incentive Plan would have a total of 12,829,665 shares of common stock available for issuance: 5,029,665 shares of common stock which remained available for issuance under the 2010 Stock Incentive Plan and 7,800,000 new shares authorized for issuance under the 2014 Stock Incentive Plan. The Company has not sought an increase in the number of shares issuable under the 2010 Stock Incentive Plan since May 17, 2005.

Potential Dilutive Impact of the 2014 Stock Incentive Plan

Burn Rate Analysis. In recommending for Board approval the 2014 Stock Incentive Plan, which would increase the number of shares of common stock available under the 2014 Stock Incentive Plan to 12,829,665, the Committee considered the Company's desire to have a sufficient number of shares available for grant for a reasonable number of years (depending on the price of our common stock at the time of actual grants). In setting the amount of shares being sought in Proposal Three, the Committee considered the historical equity awards granted in the past three years. In fiscal years 2013, 2012 and 2011, under the 2010 Stock Incentive Plan, the Company granted equity awards representing a total of approximately 2.4 million shares, 2.4 million shares, and 1.7 million shares, respectively. For these three years under the 2010 Stock Incentive Plan, the Company's three-year average equity share usage was 0.72%. The Company also calculated its burn rate pursuant to proxy advisory firm Institutional Shareholder Services, Inc.’s (“ISS”) methodology, which applies a multiple of 2.5 to each full-value share granted. The three year average ISS burn rate was 1.4%, which was well below the ISS burn rate cap guideline of 3.3% for our four-digit Global Industry Classifications Standard industry group.

Overhang Analysis. The total amount of awards outstanding under existing grants was also considered in setting the amount of additional shares requested for the 2014 Stock Incentive Plan. As of March 31, 2014, a total of 5,029,665 shares of common stock remained available for issuance under the 2010 Stock Incentive Plan. Accordingly, our outstanding awards and shares available for issuance under all equity plans, consisting of approximately 15,559,810 shares of common stock (commonly referred to as the “overhang”), represented approximately 5.3% of our outstanding shares of common stock as of March 31, 2014. If shareholders approve the 2014 Stock Incentive Plan, an additional 7,800,000 shares will be available for future grants, which will bring the total overhang to approximately 9.6%, which is within industry norms.

Projected Equity Award Grants. While the terms of the 2010 Stock Incentive Plan specify the maximum number of shares of common stock that may be subject to awards under the Plan, the actual grant of awards will continue to be subject to the Committee’s business judgment and discretion. As evidenced by our low burn rate relative to ISS policy guidelines and the fact that we have not sought an increase in common shares since 2005, the Committee has been judicious in granting such awards and has been sensitive to minimizing the impact of the potential dilution that such awards could have on our shareholders. However, as the Plan does not contemplate the amount or timing of specific equity awards, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards. Based on the foregoing, the Committee and the Board believe that the approval of the 2014 Stock Incentive Plan is appropriate. In their annual voting recommendations, both ISS and Glass Lewis recommended that shareholders vote “FOR” the 2014 Stock Incentive Plan. The Committee intends to maintain a burn rate within ISS policy.

In light of the various factors (including those noted above and in the Proxy Statement) and in particular light of the fact that the 2010 Stock Incentive Plan is expiring in 2015 and the Committee believes it must be able to continue to grant equity compensation for the Company to continue to attract, motivate, reward, and retain employees, the Committee determined that it was appropriate to recommend that the Board adopts the 2014 Stock Incentive Plan.

To view the 2013 annual report to shareholders and the Proxy Statement, please go to the website http://investors.principal.com/investor-relations/shareholder-services/annual-meeting/default.aspx.

Note Regarding Forecasts and Forward-Looking Statements

This supplemental disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this supplemental disclosure other than statements that are purely historical are forward-looking statements. Forward-looking statements included herein include without limitation the fact that we do not as a matter of course make public forecasts as to our total shares outstanding or utilization of various equity-based awards due to the unpredictability of the underlying assumptions and estimates. In particular, the information above includes embedded assumptions that are highly dependent on the public trading price of our common stock and other factors that we do not control and, as a result, do not as a matter of practice forecast. The Company’s beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected utilization forecasts, operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements. Additional information on risk factors that could potentially affect the Company’s financial results and, therefore, the supplemental information contained herein, may be found in documents filed by the Company with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental disclosure.